Oaktree Announces Second Quarter 2013 Financial Results

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Adjusted net income per Class A unit grew 97% for the second quarter, to $1.75, and 106% for the year's first two quarters, to $3.69, as compared with the corresponding prior-year periods, on gains in incentive income driven by fund realizations.

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Distributable earnings per Class A unit grew 90% for the second quarter, to $1.94, and 116% for the year's first two quarters, to $3.73, as compared with the corresponding prior-year periods, on gains in incentive income, as well as higher investment income proceeds.

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Economic net income per Class A unit grew 88% for the second quarter, to $1.13, and 63% for the year's first two quarters, to $3.16, as compared with the corresponding prior-year periods, as higher fund returns drove gains in incentives created (fund level) and investment income.

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GAAP net income attributable to Oaktree Capital Group, LLC grew 129%, to $56.6 million, and 164%, to $114.1 million, for the second quarter and first two quarters of 2013, respectively, as compared with the corresponding prior-year periods.

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Oaktree declares a quarterly distribution for the second quarter of $1.51 per Class A unit, bringing to $2.92 the aggregate distribution for the year's first two quarters, up 91% and 118%, respectively, over the prior-year amounts.

LOS ANGELES, CA. August 6, 2013 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended June 30, 2013.
Adjusted net income (“ANI”) rose $131.5 million, to $297.0 million in the second quarter of 2013 from $165.5 million in the second quarter of 2012, on a $214.0 million increase in total segment revenues. The 63% growth in revenues, to $555.1 million from $341.1 million, reflected a 162% gain in incentive income, to $338.1 million from $129.0 million, and a 49% increase in investment income, to $34.6 million from $23.2 million. Driven by $4.7 billion of distributions to investors in closed-end funds, incentive income arose from funds in our distressed debt, real estate and control investing strategies, and included $272.5 million from OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”). ANI increased to $632.7 million for the six months ended June 30, 2013 from $339.1 million for the six months ended June 30, 2012, on a 74% rise in total segment revenues, to $1.1 billion.

Distributable earnings grew to $313.2 million in the second quarter of 2013 from $176.4 million in the second quarter of 2012, on higher incentive income and investment income proceeds. For the six-month period, distributable earnings rose to $608.2 million in 2013 from $313.7 million in 2012. The 2013 results represented record highs for any quarter or six-month period in the Company's history.

Distributable earnings generated a distribution per Class A unit of $1.51 with respect to the second quarter of 2013. That quarterly distribution and the trailing two- and four-quarter distributions of $2.92 and $4.52, respectively, represent records for any such period.
Howard Marks, Chairman, said, “Our investment teams continue to deliver both exceptional cash returns and new opportunities for future growth and income.  In the second quarter, our closed-end funds distributed $4.7 billion to investors, yielding record incentive income of $338.1 million.  As a demonstrated leader in credit strategies, we continue to raise significant capital for our newest products to provide our clients with superior risk-adjusted investment performance across market cycles.”

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance measure. Unlike ANI, ENI measures incentive income based on market values. ENI rose to $172.6 million in the second quarter of 2013 from $103.6 million in the second quarter of 2012, reflecting higher incentives created (fund level) and investment income on the quarter's stronger fund returns. For the six-month period, ENI grew to $573.2 million in 2013 from $382.0 million in 2012.
GAAP-basis results for the second quarter and first six months of 2013 included net income attributable to Oaktree Capital Group, LLC of $56.6 million and $114.1 million, respectively, which represented increases of 129% and 164% over the respective prior-year period.

As previously announced, assets under management were $76.4 billion as of June 30, 2013, down $2.4 billion from March 31, 2013 and $2.3 billion since June 30, 2012, reflecting the current year's high level of realizations and resulting distributions by closed-end funds. Management fee-generating assets under management were $64.6 billion as of June 30, 2013, down from $66.4 billion at March 31, 2013 and $66.3 billion as of June 30, 2012, as new capital in-flows partially offset the downward impact of asset sales by closed-end funds in their liquidation period.

As of June 30, 2013, the total fund size, including leverage, of Oaktree Enhanced Income Fund, L.P. (“EIF”), which invests in senior loan assets on a leveraged basis, reached $2.3 billion. Following its fourth interim closing in June 2013, Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) has received capital commitments of $1.2 billion. Oaktree Emerging Market Opportunities Fund, L.P. (“EMOF”), which will invest in distressed emerging market corporate debt, held a first closing in May, without commencing its investment period. Together with a separate account established in July, EMOF's first closing brought committed capital for this strategy to $193 million. Capital commitments to our Strategic Credit strategy, which seeks to achieve an attractive total return on an unleveraged basis by investing in stressed credits, have reached $1.5 billion.
Additionally, Oaktree is currently marketing Oaktree Principal Fund VI, L.P. (“PF VI”), Oaktree Real Estate Debt Fund, L.P. (“REDF”) and Oaktree European Dislocation Fund, L.P., which will invest in European private debt.

The table below presents: (a) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; (b) adjusted net income revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Adjusted net income revenues	$555,120	$341,102	$1,148,568	$659,373
Adjusted net income	296,981	165,510	632,731	339,142
Distributable earnings revenues	572,219	353,862	1,126,656	638,428
Distributable earnings	313,157	176,355	608,184	313,684
Fee-related earnings revenues	182,487	188,843	366,701	380,105
Fee-related earnings	60,153	82,213	124,367	162,490
Economic net income revenues	412,306	202,968	1,138,270	723,732
Economic net income	172,582	103,637	573,156	382,028
Per Class A unit:
Adjusted net income	$1.75	$0.89	$3.69	$1.79
Distributable earnings	1.94	1.02	3.73	1.73
Fee-related earnings	0.35	0.41	0.69	0.82
Economic net income	1.13	0.60	3.16	1.94
Operating Metrics:
Assets under management (in millions):
Assets under management	$76,400	$78,713	$76,400	$78,713
Management fee-generating assets under management	64,614	66,311	64,614	66,311
Incentive-creating assets under management	32,095	35,996	32,095	35,996
Uncalled capital commitments	10,986	13,737	10,986	13,737
Accrued incentives (fund level):
Incentives created (fund level)	195,243	(9,116)	654,943	256,046
Incentives created (fund level), net of associated incentive income compensation expense	96,694	(589)	359,452	158,846
Accrued incentives (fund level)	2,127,500	1,751,326	2,127,500	1,751,326
Accrued incentives (fund level), net of associated incentive income compensation expense	1,222,619	1,070,597	1,222,619	1,070,597

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including adjusted net income revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented at Exhibit A.

Operating Metrics
Assets under management
Assets under management (“AUM”) were $76.4 billion as of June 30, 2013, as compared with $78.8 billion as of March 31, 2013 and $78.7 billion as of June 30, 2012. The $2.4 billion decrease since March 31, 2013 primarily reflected $4.7 billion in distributions to closed-end fund investors, partially offset by $0.7 billion of new capital commitments to closed-end funds, and $1.0 billion of aggregate market-value gains. The $4.7 billion of distributions by closed-end funds in their liquidation period included $1.4 billion by Opps VIIb, $1.3 billion by other distressed debt funds, $1.0 billion by real estate funds and $0.8 billion by global principal funds.
The $2.3 billion decrease in AUM since June 30, 2012 was attributable primarily to $15.3 billion of distributions to investors in closed-end funds, largely offset by market-value gains of $9.6 billion and new closed-end fund capital commitments and fee-generating leverage of $4.6 billion. The $15.3 billion of distributions by closed-end funds in their liquidation period included $5.3 billion by Opps VIIb, $4.4 billion by other distressed debt funds, $2.4 billion by global principal funds, $1.9 billion by real estate funds and $0.6 billion by European principal funds. Of the new capital commitments and fee-generating leverage, EIF and ROF VI represented $2.2 billion and $1.2 billion, respectively.
Management fee-generating assets under management
Management fee-generating assets under management (“management fee-generating AUM”) were $64.6 billion as of June 30, 2013, down from $66.4 billion and $66.3 billion as of March 31, 2013 and June 30, 2012, respectively. The decline of $1.8 billion in the second quarter of 2013 represented a decrease of $2.9 billion attributable to asset sales by closed-end funds in liquidation, partially offset by an increase of $0.9 billion for closed-end and evergreen funds that generate fees based on drawn capital or NAV. Of the decline due to asset sales, Opps VIIb accounted for $0.8 billion. As of June 30, 2013, Oaktree Opportunities Fund IX, L.P. (“Opps IX”) had made an aggregate 10% drawdown against its $5.0 billion of committed capital. Oaktree has not yet commenced Opps IX's investment period and, as a result, as of June 30, 2013 management fees were assessed only on Opps IX's drawn capital and management fee-generating AUM included only that portion of its committed capital.
As compared to June 30, 2012, management fee-generating AUM decreased $1.7 billion, reflecting the net effect of an $8.4 billion decline from asset sales by closed-end funds in liquidation, of which $3.5 billion arose from Opps VIIb, and increases of $2.8 billion from market-value gains in funds for which management fees are based on NAV and of $3.1 billion from closings for ROF VI and drawdowns by Opps IX, EIF and our Strategic Credit and Real Estate Debt strategies.
Incentive-creating assets under management
Incentive-creating assets under management (“incentive-creating AUM”) were $32.1 billion as of June 30, 2013, down from $34.0 billion and $36.0 billion as of March 31, 2013 and June 30, 2012, respectively. The $1.9 billion decrease since March 31, 2013 primarily reflected the net effect of $4.2 billion in closed-end fund distributions, $1.1 billion in closed-end fund drawdowns and $1.1 billion in market-value gains. The $3.9 billion decrease since June 30, 2012 primarily reflected the net effect of $14.2 billion in closed-end fund distributions, $3.8 billion in closed-end fund drawdowns and $6.2 billion in market-value gains. Of the $32.1 billion in incentive-creating AUM as of June 30, 2013, $22.9 billion, or 71.3%, was generating incentives at the fund level.
Accrued incentives (fund level) and incentives created (fund level)
Accrued incentives (fund level) amounted to $2.1 billion as of June 30, 2013, as compared with $2.3 billion as of March 31, 2013 and $1.8 billion as of June 30, 2012. The $0.2 billion decrease in the second quarter of 2013 resulted from $195.2 million of incentives created (fund level) from the period's fund returns, less $338.1 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.2 billion, $1.3 billion and $1.1 billion as of June 30, 2013, March 31, 2013 and June 30, 2012, respectively.

Uncalled capital commitments
Uncalled capital commitments amounted to $11.0 billion as of June 30, 2013, as compared with $11.2 billion as of March 31, 2013 and $13.7 billion as of June 30, 2012.

Segment Results
Revenues
Total segment revenues increased $214.0 million, or 62.7%, to $555.1 million for the second quarter of 2013 from $341.1 million for the second quarter of 2012, as a result of growth of $209.1 million in incentive income and of $11.4 million in investment income, partially offset by a decline of $6.3 million in management fees.
Management fees
Management fees decreased $6.3 million, or 3.3%, to $182.5 million for the second quarter of 2013 from $188.8 million in the prior year’s second quarter. The decline reflected a decrease of $26.0 million in fees attributable to closed-end funds in liquidation, led by Opps VIIb's decrease of $13.3 million, partially offset by increases of $5.3 million for open-end funds and $8.7 million from new commitments to ROF VI. Of the $8.7 million increase from new commitments to ROF VI, $4.4 million represented additional management fees that were earned retroactive to the start of the fund's investment period in August 2012. No such retroactive management fees fell in the prior-year period. A portion of Oaktree Mezzanine Fund III, L.P.'s management fees is dependent on the fund's cash flow, which resulted in $4.7 million and $3.4 million of such fees in the second quarters of 2013 and 2012, respectively. During the second quarter of 2013, closed-end funds represented $136.2 million, or 74.6%, of total management fees.
Incentive income
Incentive income increased $209.1 million, or 162.1%, to $338.1 million for the second quarter of 2013 from $129.0 million for the prior year's second quarter. The current quarter's $338.1 million included $272.5 million from Opps VIIb and $31.9 million from Oaktree PPIP Fund, L.P. In the second quarter of 2012, tax-related incentive distributions by Opps VIIb accounted for $42.1 million of that quarter's $129.0 million in incentive income.
Investment income
Investment income rose $11.4 million, or 49.1%, to $34.6 million for the second quarter of 2013 from $23.2 million for the second quarter of 2012, as a result of generally higher returns among Oaktree funds on an average invested balance that declined 4.8% from the second quarter of 2012.
Investments in companies relate principally to our one-fifth ownership in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”), which accounted for an investment loss of $1.0 million and investment income of $4.8 million in the second quarters of 2013 and 2012, respectively. In the second quarter of 2013, DoubleLine incurred a placement fee associated with the launch of a closed-end fund and a non-cash charge related to the firm's employee ownership interests; excluding the effect of those two expenses, the quarter's investment loss of $1.0 million would have been investment income of approximately $10 million. Our share of performance fees from DoubleLine generated investment income of $1.0 million and $0.8 million in the current-year and prior-year second quarters, respectively. The DoubleLine fund primarily responsible for generating performance fees was below its high-water mark as of June 30, 2013.
Expenses
Compensation and benefits
Compensation and benefits for the second quarter of 2013 amounted to $90.2 million, an increase of $9.9 million, or 12.3%, from $80.3 million in the second quarter of 2012. The increase primarily reflected growth in headcount of 9.2% between June 30, 2012 and June 30, 2013, and secondarily reflected higher phantom equity plan expense (to $1.3 million in the current year's second quarter) tied to changes in the Class A unit trading price.

Equity-based compensation
Equity-based compensation increased to $0.9 million for the second quarter of 2013 from zero in the second quarter of 2012, reflecting non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive income compensation
Incentive income compensation expense rose $68.0 million, or 111.5%, to $129.0 million for the second quarter of 2013 from $61.0 million for the second quarter of 2012, reflecting the 162.1% increase in incentive income over the same period. The increase in incentive income compensation expense would have been $21.2 million greater had we not acquired and expensed in 2011 a small portion of certain investment professionals' carried interest in Opps VIIb.
General and administrative
General and administrative expenses increased $5.1 million, or 20.9%, to $29.5 million for the second quarter of 2013 from $24.4 million in the second quarter of 2012. Excluding the impact of foreign currency-related items, general and administrative expenses increased $4.2 million, or 17.4%, to $28.4 million from $24.2 million. The increase reflected costs associated with corporate growth and being a public company.
Adjusted net income
Adjusted net income rose $131.5 million, or 79.5%, to $297.0 million for the second quarter of 2013 from $165.5 million in the second quarter of 2012, reflecting increases of $141.1 million in incentive income, net of incentive income compensation expense, and $11.4 million in investment income, and a decrease of $22.0 million in fee-related earnings. The portion of adjusted net income attributable to our Class A units was $57.9 million and $26.2 million for the second quarters of 2013 and 2012, respectively. Per Class A unit, adjusted net income-OCG amounted to $1.75 and $0.89 for the second quarters of 2013 and 2012, respectively.

The effective income tax rates applied to ANI for the three months ended June 30, 2013 and 2012 were 10% and 16%, respectively, resulting from estimated full-year effective rates of 11% and 18%, respectively. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective income tax rate, which is subject to change as the year progresses.
Distributable earnings
Distributable earnings increased $136.8 million, or 77.6%, to $313.2 million for the second quarter of 2013 from $176.4 million for the second quarter of 2012, reflecting increases of $141.1 million in incentive income, net of incentive income compensation expense, and $15.7 million in receipts of investment income, partially offset by a decline of $22.0 million in fee-related earnings. For the second quarter of 2013, receipts of investment income totaled $51.7 million, including $49.5 million from fund distributions and $2.2 million from Oaktree’s one-fifth equity ownership in DoubleLine, of which the latter included $1.0 million attributable to performance fees.
The portion of distributable earnings attributable to our Class A units was $1.94 and $1.02 per unit for the second quarters of 2013 and 2012, respectively, reflecting distributable earnings per Operating Group unit of $2.07 and $1.17, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related earnings
Fee-related earnings decreased $22.0 million, or 26.8%, to $60.2 million for the second quarter of 2013 from $82.2 million for the second quarter of 2012, reflecting the $6.3 million decline in management fees and increases of $9.9 million in compensation and benefits and $5.1 million in general and administrative expenses. The portion of FRE attributable to our Class A units was $0.35 and $0.41 per unit for the second quarters of 2013 and 2012, respectively.

The effective income tax rates applied to FRE for the three months ended June 30, 2013 and 2012 were 9% and 19%, respectively, resulting from estimated full-year effective rates of 13% and 20%, respectively. The effective income tax rate used for interim fiscal periods is based on the estimated full-year income tax rate, which is a function of various factors and is subject to change as the year progresses.
GAAP-Basis Results
Net income attributable to Oaktree Capital Group, LLC was $56.6 million for the second quarter of 2013, an increase of 129% from $24.7 million for the second quarter of 2012.

Capital and Liquidity
As of June 30, 2013, Oaktree had cash and investments in U.S. Treasury and government agency securities of $1.1 billion and $592.0 million in outstanding debt. Oaktree had then and currently has no borrowings outstanding against its $500 million revolving credit facility. Oaktree’s investments in funds and companies had a carrying value of $1.1 billion as of June 30, 2013. While all of these investments in funds and companies follow the equity method of accounting, whereby original cost is adjusted for Oaktree’s share of income/loss and distributions, investments in funds reflect each fund’s holdings at fair value, whereas investments in DoubleLine and other companies are not adjusted to reflect the fair value of the underlying companies.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the second quarter of 2013 of $1.51 per Class A unit. This distribution will be paid on August 20, 2013 to Class A unitholders of record at the close of business on August 16, 2013.
Conference Call
Oaktree will host a conference call to discuss second quarter 2013 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 839-8796 (U.S. callers) or +1 (402) 998-0578 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leading global investment management firm focused on alternative markets, with $76.4 billion in assets under management as of June 30, 2013. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 750 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Ramirez
(312) 895-4701
cramirez@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of and impact of taxes on carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in OCG’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013 (“Annual Report”), which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$50,097	$29,207	$92,636	$61,227
Incentive income	2,317	—	2,317	5,048
Total revenues	52,414	29,207	94,953	66,275
Expenses:
Compensation and benefits	(90,263)	(80,302)	(183,978)	(164,766)
Equity-based compensation	(7,105)	(7,795)	(13,557)	(19,984)
Incentive income compensation	(128,953)	(60,965)	(259,224)	(88,722)
Total compensation and benefits expense	(226,321)	(149,062)	(456,759)	(273,472)
General and administrative	(31,124)	(24,166)	(52,608)	(50,101)
Consolidated fund expenses	(28,095)	(33,780)	(51,678)	(51,002)
Total expenses	(285,540)	(207,008)	(561,045)	(374,575)
Other income (loss):
Interest expense	(14,013)	(11,860)	(25,594)	(22,850)
Interest and dividend income	580,593	463,873	986,845	1,003,491
Net realized gain on consolidated funds' investments	831,989	733,521	2,030,249	1,807,659
Net change in unrealized appreciation (depreciation) on consolidated funds' investments	(111,795)	(180,216)	909,722	625,607
Investment income (loss)	(1,111)	3,705	11,132	9,385
Other income (expense), net	284	6,326	264	8,593
Total other income	1,285,947	1,015,349	3,912,618	3,431,885
Income before income taxes	1,052,821	837,548	3,446,526	3,123,585
Income taxes	(7,991)	(13,925)	(18,148)	(21,692)
Net income	1,044,830	823,623	3,428,378	3,101,893
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(762,487)	(673,673)	(2,826,452)	(2,798,445)
Net income attributable to OCGH non-controlling interest	(225,766)	(125,231)	(487,783)	(260,121)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327
Distributions declared per Class A unit	$1.41	$0.55	$2.46	$0.97
Net income per unit (basic and diluted):
Net income per Class A unit	$1.71	$0.84	$3.61	$1.66
Weighted average number of Class A units outstanding	33,020	29,586	31,611	26,137

Segment Financial Data

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$182,487	$188,843	$366,701	$380,105
Incentive income	338,057	129,018	665,241	191,687
Investment income	34,576	23,241	116,626	87,581
Total revenues	555,120	341,102	1,148,568	659,373
Expenses:
Compensation and benefits	(90,166)	(80,303)	(183,783)	(164,707)
Equity-based compensation	(924)	—	(1,576)	—
Incentive income compensation	(128,953)	(60,965)	(259,224)	(88,722)
General and administrative	(29,512)	(24,398)	(53,500)	(49,236)
Depreciation and amortization	(1,732)	(1,929)	(3,475)	(3,672)
Total expenses	(251,287)	(167,595)	(501,558)	(306,337)
Adjusted net income before interest and other income (expense)	303,833	173,507	647,010	353,036
Interest expense, net of interest income (2)	(7,136)	(8,063)	(14,543)	(16,227)
Other income (expense), net	284	66	264	2,333
Adjusted net income	$296,981	$165,510	$632,731	$339,142
Adjusted net income-OCG	$57,928	$26,247	$116,655	$46,694
Adjusted net income per Class A unit	1.75	0.89	3.69	1.79
Distributable earnings	313,157	176,355	608,184	313,684
Distributable earnings-OCG	63,966	30,073	118,042	45,300
Distributable earnings per Class A unit	1.94	1.02	3.73	1.73
Fee-related earnings	60,153	82,213	124,367	162,490
Fee-related earnings-OCG	11,512	12,120	21,919	21,388
Fee-related earnings per Class A unit	0.35	0.41	0.69	0.82
Economic net income	172,582	103,637	573,156	382,028
Economic net income-OCG	37,157	17,824	99,736	50,706
Economic net income per Class A unit	1.13	0.60	3.16	1.94
Weighted average number of Operating Group units outstanding	150,997	150,791	150,906	150,616
Weighted average number of Class A units outstanding	33,020	29,586	31,611	26,137
Operating Metrics:
Assets under management (in millions):
Assets under management	$76,400	$78,713	$76,400	$78,713
Management fee-generating assets under management	64,614	66,311	64,614	66,311
Incentive-creating assets under management	32,095	35,996	32,095	35,996
Uncalled capital commitments (3)	10,986	13,737	10,986	13,737
Accrued incentives (fund level): (4)
Incentives created (fund level)	195,243	(9,116)	654,943	256,046
Incentives created (fund level), net of associated incentive income compensation expense	96,694	(589)	359,452	158,846
Accrued incentives (fund level)	2,127,500	1,751,326	2,127,500	1,751,326
Accrued incentives (fund level), net of associated incentive income compensation expense	1,222,619	1,070,597	1,222,619	1,070,597

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $0.9 million and $0.6 million for the three months ended June 30, 2013 and 2012, respectively, and $1.5 million and $1.1 million for the six months ended June 30, 2013 and 2012, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		June 30, 2013	March 31, 2013	June 30, 2012
		(in millions)
Assets Under Management:
Closed-end funds		$44,197	$46,381	$49,795
Open-end funds		29,271	29,837	26,542
Evergreen funds		2,932	2,583	2,376
Total		$76,400	$78,801	$78,713

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
	(in millions)
Change in Assets Under Management:
Beginning balance	$78,801	$77,850	$78,713	$79,519
Closed-end funds:
New capital commitments	722	3,466	3,193	8,700
Distributions for a realization event/other	(4,711)	(2,723)	(15,253)	(8,848)
Uncalled capital commitments at end of investment period	—	—	(1,634)	(18)
Foreign currency translation	65	(259)	151	(583)
Change in market value (1)	1,185	752	6,584	841
Change in applicable leverage	555	(19)	1,361	(123)
Open-end funds:
Contributions	965	823	4,489	3,188
Redemptions	(1,364)	(1,105)	(4,471)	(4,339)
Foreign currency translation	7	(146)	48	(398)
Change in market value (1)	(174)	137	2,663	1,131
Evergreen funds:
Contributions or new capital commitments	485	4	858	227
Redemptions	(144)	(76)	(568)	(427)
Distributions from restructured funds	(17)	—	(55)	(69)
Foreign currency translation	1	(2)	2	(6)
Change in market value (1)	24	11	319	(82)
Ending balance	$76,400	$78,713	$76,400	$78,713

(1)	Change in market value represents the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses.

Management Fee-generating AUM

		As of
		June 30, 2013	March 31, 2013	June 30, 2012
		(in millions)
Management Fee-generating Assets Under Management:
Closed-end funds		$33,119	$34,412	$37,709
Open-end funds		29,235	29,799	26,523
Evergreen funds		2,260	2,139	2,079
Total		$64,614	$66,350	$66,311

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
	(in millions)
Change in Management Fee-generating Assets Under Management:
Beginning balance	$66,350	$67,973	$66,311	$63,869
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	551	—	1,166	7,403
Capital drawn by funds that pay fees based on drawn capital or NAV	610	427	1,767	1,206
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(2,859)	(1,521)	(8,441)	(4,769)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	—	—	(57)	—
Distributions by funds that pay fees based on NAV	(57)	(137)	(339)	(421)
Foreign currency translation	42	(123)	158	(246)
Change in market value (2)	(125)	63	(165)	82
Change in applicable leverage	545	(19)	1,321	(122)
Open-end funds:
Contributions	965	824	4,474	3,188
Redemptions	(1,364)	(1,106)	(4,471)	(4,339)
Foreign currency translation	7	(146)	48	(398)
Change in market value	(172)	136	2,661	1,130
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	240	4	447	227
Redemptions	(144)	(76)	(568)	(426)
Change in market value	25	12	302	(73)
Ending balance	$64,614	$66,311	$64,614	$66,311

(1)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of
	June 30, 2013	March 31, 2013	June 30, 2012
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$76,400	$78,801	$78,713
Difference between assets under management and committed capital or cost basis for closed-end funds (1)	(4,761)	(5,160)	(4,128)
Capital commitments to funds that have not yet begun to generate management fees	(4,855)	(4,994)	(4,713)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(733)	(846)	(1,710)
Oaktree’s general partner investments in management fee-generating funds	(940)	(1,003)	(1,004)
Closed-end funds that are no longer paying management fees	(289)	(218)	(598)
Funds for which management fees were permanently waived	(208)	(230)	(249)
Management fee-generating assets under management	$64,614	$66,350	$66,311

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of
	June 30, 2013	March 31, 2013	June 30, 2012
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.49%	1.49%	1.51%
Open-end funds	0.49	0.49	0.47
Evergreen funds	1.72	1.80	1.80
Overall	1.04	1.05	1.10

Incentive-creating AUM

	As of
	June 30, 2013	March 31, 2013	June 30, 2012
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$29,920	$31,862	$33,930
Evergreen funds	2,175	2,088	2,066
Total	$32,095	$33,950	$35,996
Accrued Incentives and Incentives Created (Fund Level)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,270,314	$1,889,460	$2,137,798	$1,686,967
Incentives created (fund level):
Closed-end funds	190,245	(11,465)	629,831	242,729
Evergreen funds	4,998	2,349	25,112	13,317
Total incentives created (fund level)	195,243	(9,116)	654,943	256,046
Less: segment incentive income recognized by us	(338,057)	(129,018)	(665,241)	(191,687)
Ending balance	$2,127,500	$1,751,326	$2,127,500	$1,751,326
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,222,619	$1,070,597	$1,222,619	$1,070,597
Uncalled Capital Commitments
Uncalled capital commitments amounted to $11.0 billion as of June 30, 2013, as compared with $11.2 billion as of March 31, 2013 and $13.7 billion as of June 30, 2012.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, for the three and six months ended June 30, 2013 and 2012, are set forth below:

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012		2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$182,487	$188,843		$366,701	$380,105
Incentive income	338,057	129,018		665,241	191,687
Investment income	34,576	23,241		116,626	87,581
Total revenues	555,120	341,102		1,148,568	659,373
Expenses:
Compensation and benefits	(90,166)	(80,303)		(183,783)	(164,707)
Equity-based compensation	(924)	—		(1,576)	—
Incentive income compensation	(128,953)	(60,965)		(259,224)	(88,722)
General and administrative	(29,512)	(24,398)		(53,500)	(49,236)
Depreciation and amortization	(1,732)	(1,929)		(3,475)	(3,672)
Total expenses	(251,287)	(167,595)		(501,558)	(306,337)
Adjusted net income before interest and other income (expense)	303,833	173,507		647,010	353,036
Interest expense, net of interest income	(7,136)	(8,063)		(14,543)	(16,227)
Other income (expense), net	284	66		264	2,333
Adjusted net income	296,981	165,510		632,731	339,142
Adjusted net income attributable to OCGH non-controlling interest	(232,039)	(133,037)		(500,586)	(280,483)
Non-Operating Group other income	—	6,260	(1)	—	6,260	(1)
Non-Operating Group expenses	(466)	(100)		(676)	(278)
Adjusted net income-OCG before income taxes	64,476	38,633		131,469	64,641
Income taxes-OCG	(6,548)	(12,386)	(1)	(14,814)	(17,947)	(1)
Adjusted net income-OCG	$57,928	$26,247		$116,655	$46,694
Adjusted net income per Class A unit	$1.75	$0.89		$3.69	$1.79
Weighted average number of Class A units outstanding	33,020	29,586		31,611	26,137

(1)
A nonrecurring adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to adjusted net income-OCG before income taxes for the three months ended June 30, 2012 was 16%, based on an annual rate of 18%, without the $(7,134) nonrecurring expense, and 32%, based on an annual rate of 24%, with it.

Investment Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Distressed debt	$13,830	$8,610	$55,192	$51,792
Control investing	12,915	6,481	22,771	11,166
Real estate	1,468	3,874	10,679	7,344
Corporate debt	1,692	2,469	5,464	5,342
Listed equities	6,730	(2,139)	11,954	2,147
Convertible securities	13	(31)	63	64
Non-Oaktree	(1,123)	(613)	953	612
Income (loss) from investments in companies:
DoubleLine and other	(949)	4,590	9,550	9,114
Total investment income	$34,576	$23,241	$116,626	$87,581
Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, for the three and six months ended June 30, 2013 and 2012, are set forth below:

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012		2013	2012
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$136,176	$148,232		$275,224	$299,780
Open-end funds	36,289	30,983		72,344	61,448
Evergreen funds	10,022	9,628		19,133	18,877
Total management fees	182,487	188,843		366,701	380,105
Expenses:
Compensation and benefits	(90,166)	(80,303)		(183,783)	(164,707)
Equity-based compensation	(924)	—		(1,576)	—
General and administrative	(29,512)	(24,398)		(53,500)	(49,236)
Depreciation and amortization	(1,732)	(1,929)		(3,475)	(3,672)
Total expenses	(122,334)	(106,630)		(242,334)	(217,615)
Fee-related earnings	60,153	82,213		124,367	162,490
Fee-related earnings attributable to OCGH non-controlling interest	(46,998)	(66,082)		(98,360)	(134,252)
Non-Operating Group other income	—	6,260	(1)	—	6,260	(1)
Non-Operating Group expenses	(467)	(97)		(677)	(276)
Fee-related earnings-OCG before income taxes	12,688	22,294		25,330	34,222
Fee-related earnings-OCG income taxes	(1,176)	(10,174)	(1)	(3,411)	(12,834)	(1)
Fee-related earnings-OCG	$11,512	$12,120		$21,919	$21,388
Fee-related earnings per Class A unit	$0.35	$0.41		$0.69	$0.82
Weighted average number of Class A units outstanding	33,020	29,586		31,611	26,137

(1)
A nonrecurring adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to fee-related earnings-OCG before income taxes for the three months ended June 30, 2012 was

19%, based on an annual rate of 20%, without the $(7,134) nonrecurring expense, and 46%, based on an annual rate of 29%, with it.

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculations of the distributions attributable to the three and six months ended June 30, 2013 and 2012, are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$182,487	$188,843	$366,701	$380,105
Incentive income	338,057	129,018	665,241	191,687
Receipts of investment income from funds (1)	49,472	30,744	83,498	58,424
Receipts of investment income from DoubleLine and other companies	2,203	5,257	11,216	8,212
Total distributable earnings revenues	572,219	353,862	1,126,656	638,428
Expenses:
Compensation and benefits	(90,166)	(80,303)	(183,783)	(164,707)
Incentive income compensation	(128,953)	(60,965)	(259,224)	(88,722)
General and administrative	(29,512)	(24,398)	(53,500)	(49,236)
Depreciation and amortization	(1,732)	(1,929)	(3,475)	(3,672)
Total expenses	(250,363)	(167,595)	(499,982)	(306,337)
Other income (expense):
Interest expense, net of interest income	(7,136)	(8,063)	(14,543)	(16,227)
Operating Group income taxes	(1,847)	(1,915)	(4,211)	(4,513)
Other income (expense), net	284	66	264	2,333
Distributable earnings	$313,157	$176,355	$608,184	$313,684
Distribution Calculation:
Operating Group distribution with respect to the period	$250,610	$141,433	$484,665	$251,539
Distribution per Operating Group unit	$1.66	$0.94	$3.21	$1.67
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.07)	(0.09)	(0.14)	(0.20)
Tax receivable agreement	(0.07)	(0.05)	(0.13)	(0.11)
Non-Operating Group expenses	(0.01)	(0.01)	(0.02)	(0.02)
Distribution per Class A unit (2)	$1.51	$0.79	$2.92	$1.34

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended June 30, 2013, the distribution was announced on August 6, 2013 and is payable on August 20, 2013.

Units Outstanding

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Weighted Average Units:
OCGH	117,977	121,205	119,295	124,479
Class A	33,020	29,586	31,611	26,137
Total	150,997	150,791	150,906	150,616
Units Eligible for Fiscal Period Distribution:
OCGH	112,730	120,281
Class A	38,239	30,180
Total	150,969	150,461

Segment Statements of Financial Condition

	As of
	June 30, 2013	December 31, 2012	June 30, 2012
	(in thousands)
Assets:
Cash and cash-equivalents	$196,151	$458,191	$279,311
U.S. Treasury and government agency securities	938,070	370,614	376,224
Management fees receivable	35,339	27,351	22,782
Incentive income receivable	8,320	82,182	12,849
Corporate investments, at equity	1,061,793	1,115,952	1,195,084
Deferred tax assets	293,579	159,171	168,110
Other assets	144,935	146,087	140,349
Total assets	$2,678,187	$2,359,548	$2,194,709
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$222,666	$214,311	$173,363
Due to affiliates	249,684	136,165	140,239
Debt obligations	591,964	615,179	626,429
Total liabilities	1,064,314	965,655	940,031
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,167,819	1,087,491	975,908
Unitholders’ capital attributable to Oaktree Capital Group, LLC	446,054	306,402	278,770
Total capital	1,613,873	1,393,893	1,254,678
Total liabilities and capital	$2,678,187	$2,359,548	$2,194,709

Corporate Investments, at Equity

	As of
	June 30, 2013	December 31, 2012	June 30, 2012
	(in thousands)
Investments in funds:
Oaktree funds:
Distressed debt	$429,978	$475,476	$515,354
Control investing	249,321	264,186	262,846
Real estate	112,400	107,408	93,500
Corporate debt	107,081	115,250	148,472
Listed equities	95,354	69,222	53,951
Convertible securities	1,454	1,392	1,315
Non-Oaktree	53,866	53,591	96,558
Investments in companies:
DoubleLine and other	12,339	29,427	23,088
Total corporate investments, at equity	$1,061,793	$1,115,952	$1,195,084
Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds' investment philosophy, strategy and implementation.

Closed-end Funds

			As of June 30, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage-ment Fee-gener-ating AUM	Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	$1,179	$1,179	$945	$1,955	$169	$220	$151	$34	$—	18.7%	14.3%	1.9x
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,303	2,416	660	701	90	164	325	12.4	9.1	1.8
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,583	4,161	1,020	1,007	25	169	810	11.4	8.3	1.5
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,113	14,988	3,969	2,659	998	773	—	23.8	18.2	2.0
Special Account A	Nov. 2008	Oct. 2012	253	253	321	393	181	115	28	36	—	33.5	27.3	2.3
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	1,878	1,572	4,813	3,476	65	301	3,964	17.7	12.4	1.5
Special Account B	Nov. 2009	Nov. 2012	1,031	1,068	467	500	1,035	1,014	3	64	834	19.2	15.0	1.5
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,423	304	10	2,717	2,625	1	58	2,617	17.0	10.1	1.2
Oaktree Opportunities Fund IX, L.P. (6)	— (7)	—	5,028	503	(7)	—	496	493	—	—	511	nm	nm	1.0
Legacy funds (8)	Various	Various	9,543	9,543	8,176	17,675	44	—	1,109	9	—	24.2	19.3	1.9
												23.0%	17.6%
Global Principal Investments
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	$1,400	$1,400	$974	$1,770	$604	$550	$51	$138	$207	14.9%	10.5%	1.8x
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,483	2,405	2,406	1,946	—	—	2,421	10.4	8.0	1.6
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	2,827	2,021	467	385	2,103	2,756	—	70	2,013	15.8	8.4	1.3
Special Account C	Dec. 2008	Feb. 2014	505	414	252	133	533	355	10	40	380	21.9	16.2	1.7
Legacy funds (8)	Various	Various	2,301	2,301	1,838	4,112	27	—	235	1	—	14.5	11.6	1.8
												13.7%	10.2%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$6	$100	$409	$344	$—	$—	$605	4.5%	0.2%	1.2x

European Principal Investments (9)
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$354	$194	$620	$342	$3	$44	$563	10.7%	8.3%	1.9x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€406	€605	€1,486	€1,281	€11	€—	€1,572	10.9	6.9	1.4
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,265	€95	€3	€1,357	€3,072	€—	€—	€1,386	12.5	6.2	1.1
												11.0%	7.2%
Power Opportunities
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	$449	$383	$251	$634	$—	$—	$23	$—	$—	20.1%	13.1%	1.8x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,460	1,899	102	39	94	7	—	76.3	59.1	3.9
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	1,062	326	126	5	447	1,036	—	24	362	37.4	19.4	1.6
												35.3%	27.4%
Real Estate
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	$707	$707	$647	$1,238	$116	$—	$105	$23	$—	15.8%	11.8%	2.0x
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	280	224	506	335	8	44	379	17.9	11.8	1.7
Special Account D	Nov. 2009	Nov. 2012	256	263	155	191	227	130	1	14	148	20.1	17.2	1.6
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	330	120	1,493	1,251	5	58	1,343	18.5	12.6	1.3
Oaktree Real Estate Opportunities Fund VI, L.P. (6)	Aug. 2012	Aug. 2016	1,204	843	(7)	1	835	1,166	—	—	863	nm	nm	1.0
Legacy funds (8)	Various	Various	1,634	1,610	1,399	3,004	5	—	111	1	54	15.2	12.0	1.9
												15.5%	12.0%

			As of June 30, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM		Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)		Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date												Gross	Net
	(in millions)
Asia Real Estate
Oaktree Asia Special Situations Fund, L.P.	May 2008	Apr. 2009	$50	$19	$14	$2	$31	$—		$—	$2		$26	17.4%	9.8%	2.0x

PPIP
Oaktree PPIP Fund, L.P. (10)	Dec. 2009	Dec. 2012	$2,322	$1,113	$458	$1,489	$82	$—		$32	$15	(11)	$—	28.2%	N/A	1.4x

Mezzanine Finance
OCM Mezzanine Fund, L.P. (12)	Oct. 2001	Oct. 2006	$808	$773	$279	$1,038	$14	$—		$32	$2		$—	14.3%	10.7% /10.0%	1.4x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	429	1,160	376	505		—	—		426	10.5	7.3	1.5
Oaktree Mezzanine Fund III, L.P. (13)	Dec. 2009	Dec. 2014	1,592	1,130	120	397	853	1,552		—	—		895	12.9	10.4 / (0.9)	1.2
														12.1%	8.2%
U.S. Senior Loans
Oaktree Loan Fund, L.P.	Sep. 2007	Sep. 2012	$2,193	$2,193	$95	$2,288	$—	$—		N/A	N/A		N/A	2.5%	1.9%	1.1x
Oaktree Loan Fund, 2x, L.P.	Sep. 2007	Sep. 2015	1,722	1,722	103	1,773	52	51		N/A	N/A		N/A	2.7	2.0	1.1
Oaktree Enhanced Income Fund, L.P. (6)	Sep. 2012	Aug. 2015	755	755	19	—	774	2,190	(14)	N/A	N/A		N/A	nm	nm	1.0
								32,517	(15)		2,091	(15)
						Other (16)		202			4
				Total (17)				$32,719			$2,095

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)
Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor's capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund's general partner. Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund's general partner.

(5)	Calculated as Drawn Capital plus gross income before fees and expenses divided by Drawn Capital.

(6)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through June 30, 2013 is less than one year.

(7)
As of June 30, 2013, Oaktree Opportunities Fund IX, L.P. had made an aggregate 10% drawdown against its $5.0 billion of committed capital. Oaktree has not yet commenced the fund's investment period and, as a result, as of June 30, 2013 management fees were assessed only on the drawn capital, and management fee-generating AUM included only that portion of committed capital.

(8)
Represents certain predecessor funds within the relevant strategy that have completely liquidated their assets or whose remaining assets represent less than 5% of the committed capital of such fund. Includes funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree's founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)
Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the June 30, 2013 spot rate of $1.30.

(10)
Due to the differences in allocations of income and expenses to this fund's two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.8% and 18.7%, respectively, as of June 30, 2013.

(11)	Represents amounts related to the Oaktree PPIP Private Fund, L.P. only.

(12)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.0%. Combined net IRR for the Class A and Class B interests is 10.3%.

(13)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.4% and Class B interests is (0.9)%. Combined net IRR for Class A and Class B interests is 7.5%.

(14)	Represents gross assets, including leverage of $1,437 million.

(15)	Totals based on conversion of Euro amounts to USD at the June 30, 2013 spot rate of $1.30.

(16)	Includes separate accounts and a non-Oaktree fund.

(17)	Excludes one separate account with management fee-generating AUM of $400 million as of June 30, 2013, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage-ment Fee-gener- ating AUM as of June 30, 2013	Twelve Months Ended June 30, 2013			Since Inception through June 30, 2013
	Composite Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$16,549	8.3%	7.7%	8.9%	9.9%	9.4%	8.8%	0.80	0.54
European High Yield Bonds	May 1999	1,267	13.4	12.8	13.5	8.2	7.6	6.1	0.60	0.34
U.S. Convertibles	Apr. 1987	4,564	19.3	18.7	18.6	10.0	9.4	8.0	0.48	0.31
Non-U.S. Convertibles	Oct. 1994	2,407	11.3	10.8	10.3	9.0	8.3	5.8	0.75	0.35
High Income Convertibles	Aug. 1989	1,078	11.5	11.0	9.2	12.0	11.4	8.6	1.02	0.58
U.S. Senior Loans	Sep. 2008	2,077	6.5	6.0	7.6	8.1	7.6	6.2	1.19	0.59
European Senior Loans	May 2009	1,219	8.0	7.5	8.7	11.8	11.2	13.1	1.84	1.91
Emerging Markets Equity	Jul. 2011	74	9.0	8.1	2.9	(2.9)	(3.7)	(7.0)	(0.13)	(0.33)
Total		$29,235

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of June 30, 2013				Twelve Months Ended June 30, 2013		Since Inception through June 30, 2013
		Strategy AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level) (1)
	Strategy Inception					Rates of Return		Annualized Rates of Return
						Gross	Net	Gross	Net
		(in millions)

Value Opportunities	Sep. 2007	$1,772	$1,712	$22		19.5%	13.6%	13.7%	8.8%
Emerging Markets Absolute Return	Apr. 1997	324	302	N/A	(3)	6.8	4.5	15.5	10.6
Strategic Credit (2)	Jul. 2012	1,208	646	1		18.3	17.7	18.3	17.7
			2,660	23
Restructured funds (4)			—	10
Total (2)			$2,660	$33

(1)	For the three and six months ended June 30, 2013, segment incentive income recognized by Oaktree totaled $1.7 million and $3.7 million, respectively.

(2)
Includes a separate account with a closed-end fund structure with $550 million of AUM and $400 million of management fee-generating AUM. Returns presented are time-weighted rates of return for the closed-end separate account.

(3)	As of June 30, 2013, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $4.6 million.

(4)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of June 30, 2013, these funds had gross and net IRRs since inception of (2.1)% and (4.6)%, 8.0% and 5.6%, and (8.1)% and (9.2)%, respectively, and in the aggregate had AUM of $177.7 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $9.5 million as of June 30, 2013.

GLOSSARY
Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“adjusted net income revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted net income revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged and the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments.

•
Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to funds for which management fees are based on NAV or drawn capital;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income (loss) and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and, beginning in 2013, excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership. Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement. The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the “method 2,” instead of the “method 1,” approach to accounting for segment incentive income and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE includes non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our emerging markets equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP financial information
Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings (1)	$60,153	$82,213	$124,367	$162,490
Incentive income	338,057	129,018	665,241	191,687
Incentive income compensation	(128,953)	(60,965)	(259,224)	(88,722)
Investment income	34,576	23,241	116,626	87,581
Interest expense, net of interest income	(7,136)	(8,063)	(14,543)	(16,227)
Other income (expense), net	284	66	264	2,333
Adjusted net income	296,981	165,510	632,731	339,142
Equity-based compensation (2)	(6,181)	(7,795)	(11,981)	(19,984)
Income taxes (3)	(7,991)	(13,925)	(18,148)	(21,692)
Non-Operating Group other income (4)	—	6,260	—	6,260
Non-Operating Group expenses (4)	(466)	(100)	(676)	(278)
OCGH non-controlling interest (4)	(225,766)	(125,231)	(487,783)	(260,121)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(3)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(4)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings-OCG (1)	$11,512	$12,120	$21,919	$21,388
Incentive income attributable to OCG	73,927	25,315	139,414	34,766
Incentive income compensation attributable to OCG	(28,200)	(11,962)	(54,274)	(16,148)
Investment income attributable to OCG	7,560	4,561	23,984	14,264
Interest expense, net of interest income attributable to OCG	(1,560)	(1,584)	(3,042)	(2,815)
Other income (expense) attributable to OCG	61	9	57	352
Non-fee-related earnings income taxes attributable to OCG (2)	(5,372)	(2,212)	(11,403)	(5,113)
Adjusted net income-OCG (1)	57,928	26,247	116,655	46,694
Equity-based compensation attributable to OCG (3)	(1,351)	(1,528)	(2,512)	(3,367)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles fee-related earnings revenues and adjusted net income revenues to GAAP revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings revenues	$182,487	$188,843	$366,701	$380,105
Incentive income	338,057	129,018	665,241	191,687
Investment income	34,576	23,241	116,626	87,581
Adjusted net income revenues	555,120	341,102	1,148,568	659,373
Consolidated funds (1)	(503,817)	(308,190)	(1,042,483)	(583,713)
Investment income (2)	1,111	(3,705)	(11,132)	(9,385)
GAAP revenues	$52,414	$29,207	$94,953	$66,275

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings	$313,157	$176,355	$608,184	$313,684
Investment income (1)	34,576	23,241	116,626	87,581
Receipts of investment income from funds (2)	(49,472)	(30,744)	(83,498)	(58,424)
Receipts of investment income from DoubleLine and other companies	(2,203)	(5,257)	(11,216)	(8,212)
Equity-based compensation (3)	(924)	—	(1,576)	—
Operating Group income taxes	1,847	1,915	4,211	4,513
Adjusted net income	296,981	165,510	632,731	339,142
Equity-based compensation (4)	(6,181)	(7,795)	(11,981)	(19,984)
Income taxes (5)	(7,991)	(13,925)	(18,148)	(21,692)
Non-Operating Group other income (6)	—	6,260	—	6,260
Non-Operating Group expenses (6)	(466)	(100)	(676)	(278)
OCGH non-controlling interest (6)	(225,766)	(125,231)	(487,783)	(260,121)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(5)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings-OCG (1)	$63,966	$30,073	$118,042	$45,300
Investment income attributable to OCG	7,560	4,561	23,984	14,264
Receipts of investment income from funds attributable to OCG	(10,819)	(6,032)	(17,629)	(10,206)
Receipts of investment income from DoubleLine and other companies attributable to OCG	(482)	(1,032)	(2,286)	(1,478)
Equity-based compensation attributable to OCG (2)	(202)	—	(333)	—
Distributable earnings-OCG income taxes	1,201	2,818	4,121	6,179
Tax receivable agreement	2,848	1,609	4,693	3,554
Non-Operating Group other income	—	6,260	—	6,260
Income taxes of Intermediate Holding Companies	(6,144)	(12,010)	(13,937)	(17,179)
Adjusted net income-OCG (1)	57,928	26,247	116,655	46,694
Equity-based compensation attributable to OCG (3)	(1,351)	(1,528)	(2,512)	(3,367)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Distributable earnings	$313,157	$176,355	$608,184	$313,684
Distributable earnings attributable to OCGH non-controlling interest	(244,676)	(141,755)	(480,652)	(258,373)
Non-Operating Group expenses	(466)	(100)	(676)	(278)
Distributable earnings-OCG income taxes	(1,201)	(2,818)	(4,121)	(6,179)
Tax receivable agreement	(2,848)	(1,609)	(4,693)	(3,554)
Distributable earnings-OCG	$63,966	$30,073	$118,042	$45,300
Distributable earnings-OCG per Class A unit	$1.94	$1.02	$3.73	$1.73

The following table reconciles distributable earnings revenues and adjusted net income revenues to GAAP revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings revenues	$572,219	$353,862	$1,126,656	$638,428
Investment income	34,576	23,241	116,626	87,581
Receipts of investment income from funds	(49,472)	(30,744)	(83,498)	(58,424)
Receipts of investment income from DoubleLine and other companies	(2,203)	(5,257)	(11,216)	(8,212)
Adjusted net income revenues	555,120	341,102	1,148,568	659,373
Consolidated funds (1)	(503,817)	(308,190)	(1,042,483)	(583,713)
Investment income (2)	1,111	(3,705)	(11,132)	(9,385)
GAAP revenues	$52,414	$29,207	$94,953	$66,275

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Economic net income (1)	$172,582	$103,637	$573,156	$382,028
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	(124,399)	61,873	(59,575)	(42,886)
Adjusted net income	296,981	165,510	632,731	339,142
Equity-based compensation (3)	(6,181)	(7,795)	(11,981)	(19,984)
Income taxes (4)	(7,991)	(13,925)	(18,148)	(21,692)
Non-Operating Group other income (5)	—	6,260	—	6,260
Non-Operating Group expenses (5)	(466)	(100)	(676)	(278)
OCGH non-controlling interest (5)	(225,766)	(125,231)	(487,783)	(260,121)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(5)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Economic net income-OCG (1)	$37,157	$17,824	$99,736	$50,706
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	27,204	12,140	14,230	(3,659)
Economic net income-OCG income taxes	115	8,669	17,503	17,594
Income taxes-OCG	(6,548)	(12,386)	(14,814)	(17,947)
Adjusted net income-OCG (1)	57,928	26,247	116,655	46,694
Equity-based compensation attributable to OCG	(1,351)	(1,528)	(2,512)	(3,367)
Net income attributable to Oaktree Capital Group, LLC	$56,577	$24,719	$114,143	$43,327

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Economic net income	$172,582	$103,637	$573,156	$382,028
Economic net income attributable to OCGH non-controlling interest	(134,844)	(83,304)	(455,241)	(319,710)
Non-Operating Group expenses	(466)	(100)	(676)	(278)
Non-Operating Group other income	—	6,260	—	6,260
Economic net income-OCG income taxes	(115)	(8,669)	(17,503)	(17,594)
Economic net income-OCG	$37,157	$17,824	$99,736	$50,706
Economic net income-OCG per Class A unit	$1.13	$0.60	$3.16	$1.94

The following table reconciles economic net income revenues and adjusted net income revenues to GAAP revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Economic net income revenues	$412,306	$202,968	$1,138,270	$723,732
Incentives created	(195,243)	9,116	(654,943)	(256,046)
Incentive income	338,057	129,018	665,241	191,687
Adjusted net income revenues	555,120	341,102	1,148,568	659,373
Consolidated funds (1)	(503,817)	(308,190)	(1,042,483)	(583,713)
Investment income (2)	1,111	(3,705)	(11,132)	(9,385)
GAAP revenues	$52,414	$29,207	$94,953	$66,275

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended June 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$182,487	$(132,390)	$50,097
Incentive income (1)	338,057	(335,740)	2,317
Investment income (loss) (1)	34,576	(35,687)	(1,111)
Total expenses (2)	(251,287)	(34,253)	(285,540)
Interest expense, net (3)	(7,136)	(6,877)	(14,013)
Other income, net	284	—	284
Other income of consolidated funds (4)	—	1,300,787	1,300,787
Income taxes	—	(7,991)	(7,991)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(762,487)	(762,487)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(225,766)	(225,766)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$296,981	$(240,404)	$56,577
Corporate investments, at equity (5)	$1,061,793	$(977,461)	$84,332
Total assets (6)	$2,678,187	$41,217,230	$43,895,417

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $6,181 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $27,606 and (c) expenses incurred by the Intermediate Holding Companies of $466.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended June 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$188,843	$(159,636)	$29,207
Incentive income (1)	129,018	(129,018)	—
Investment income (1)	23,241	(19,536)	3,705
Total expenses (2)	(167,595)	(39,413)	(207,008)
Interest expense, net (3)	(8,063)	(3,797)	(11,860)
Other income, net (4)	66	6,260	6,326
Other income of consolidated funds (5)	—	1,017,178	1,017,178
Income taxes	—	(13,925)	(13,925)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(673,673)	(673,673)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(125,231)	(125,231)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$165,510	$(140,791)	$24,719
Corporate investments, at equity (6)	$1,195,084	$(1,069,050)	$126,034
Total assets (7)	$2,194,709	$42,576,060	$44,770,769

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $7,795 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $31,518 and (c) expenses incurred by the Intermediate Holding Companies of $100.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset under the tax receivable agreement associated with the sale completed on May 25, 2007 of 23,000,000 of our class A units to Goldman, Sachs & Co., as initial purchaser, as more fully described in “Management's Discussion and Analysis of Financial Condition and Results of Operations—The May 2007 Restructuring and The 2007 Private Offering—The 2007 Private Offering” in our Annual Report (the “2007 Private Offering”), which reduced the tax receivable agreement liability payable to OCGH unitholders.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Six Months Ended June 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$366,701	$(274,065)	$92,636
Incentive income (1)	665,241	(662,924)	2,317
Investment income (1)	116,626	(105,494)	11,132
Total expenses (2)	(501,558)	(59,487)	(561,045)
Interest expense, net (3)	(14,543)	(11,051)	(25,594)
Other income, net	264	—	264
Other income of consolidated funds (4)	—	3,926,816	3,926,816
Income taxes	—	(18,148)	(18,148)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,826,452)	(2,826,452)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(487,783)	(487,783)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$632,731	$(518,588)	$114,143
Corporate investments, at equity (5)	$1,061,793	$(977,461)	$84,332
Total assets (6)	$2,678,187	$41,217,230	$43,895,417

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $11,981 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $46,830 and (c) expenses incurred by the Intermediate Holding Companies of $676.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Six Months Ended June 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$380,105	$(318,878)	$61,227
Incentive income (1)	191,687	(186,639)	5,048
Investment income (1)	87,581	(78,196)	9,385
Total expenses (2)	(306,337)	(68,238)	(374,575)
Interest expense, net (3)	(16,227)	(6,623)	(22,850)
Other income, net (4)	2,333	6,260	8,593
Other income of consolidated funds (5)	—	3,436,757	3,436,757
Income taxes	—	(21,692)	(21,692)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,798,445)	(2,798,445)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(260,121)	(260,121)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$339,142	$(295,815)	$43,327
Corporate investments, at equity (6)	$1,195,084	$(1,069,050)	$126,034
Total assets (7)	$2,194,709	$42,576,060	$44,770,769

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $19,984 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $47,976 and (c) expenses incurred by the Intermediate Holding Companies of $278.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset under the tax receivable agreement associated with the 2007 Private Offering, which reduced the tax receivable agreement liability payable to OCGH unitholders.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.